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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent publc accountants, we hereby consent to the inclusion in this registration statement of our report dated March 7, 1994 appearing on page F-22 of the Form S-1 registration statement for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN & CO.

Orange, County, California
June 2, 1994